UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Agreement

On March 19, 2012, Car Charging Group, Inc. (the “Company”) entered into a director agreement (the “Agreement) with Jack Zwick.  Mr. Zwick was appointed as a member of the Company’s Board of Directors (the “Board”) on February 27, 2012, which was disclosed on a Current Report to Form 8-K filed on March 1, 2012.

Pursuant to the Agreement, Mr. Zwick will fulfill general duties associated with being a member of the Board.  Mr. Zwick will receive a fee of $1,000 per in-person Board meeting. Additionally, the Company issued 75,000 shares of the Company’s stock, par value $0.001 (the “Shares”).

A copy of the Director Agreement is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(d)	exhibits

Exhibit Number	Description
10.1	Director Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer